Exhibit 16.1

[Letterhead of PricewaterhouseCoopers LLP]

October 11, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by SIRVA, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of SIRVA, Inc. dated October 11, 2006.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP